PDF/SOLUTIONS™

Q3 2020
Management Report
November 5, 2020

Contents

- **Q3 2020 Results**
  - – Overview
  - – Revenue by Geographic Area
  - – Key Financial & Operating Metrics

- **Q3 2020 Non-GAAP Results**
  - – Reconciliation of GAAP to Non-GAAP Net Income (Loss)
  - – Reconciliation of GAAP to Non-GAAP Spending by Function

- **Related Information**

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions' third quarter of 2020 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management's current views of the Company's financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

PDF Solutions Reports Third Quarter 2020 Results

Q3 2020 Key Metrics

Revenue: $23.1M

GAAP Gross Margin: 59%

Non-GAAP Gross Margin: 63%

GAAP EPS: ($0.08)

Non-GAAP EPS: $0.00

Operating Cash Flow: $0.2M

Capital Expenditures: $1.4M

FINANCIAL RESULTS SUMMARY

- Q3 2020 Total revenues of $23.1M, up 8% over Q2 2020, and up 5% over Q3 2019.
- Q3 2020 Analytics revenue of $14.3M, down 5% over Q2 2020, and up 13% over Q3 2019.
- Q3 2020 Integrated yield ramp revenue of $8.8M, up 41% over Q2 2020, and down 5% over Q3 2019.

Revenue by Geographic Area

(Dollars in thousands)

	Q3'20	Q2'20	Q1'20	Q4'19	Q3'19
North America	$7,754	$9,969	$8,687	$11,007	$7,384
% of Total	34%	46%	41%	49%	34%
Europe	$3,581	$3,983	$3,561	$3,363	$3,355
% of Total	15%	19%	17%	15%	15%
APAC	11,777	7,457	$8,910	$8,192	$11,175
% of Total	51%	35%	42%	36%	51%
Total revenues	**$23,112**	**$21,409**	**$21,158**	**$22,562**	**$21,914**

Key Financial & Operating Metrics – Quarterly

(in thousands, except share data, which is in millions, and percentages)

	Q3'20	Q2'20	Q1'20	Q4'19	Q3'19
Revenues	$23,112	$21,409	$21,158	$22,562	$21,914
GAAP Gross Margin	59%	58%	60%	60%	60%
Non-GAAP Gross Margin	63%	63%	65%	64%	64%
Outstanding Debt	$0	$0	$0	$0	$0
Operating Cash Flow	$245	$5,250	$5,380	$1,579	$18,045
Capital Expenditures (CAPEX)	$1,425	$1,872	$2,068	$3,711	$2,837
$ Shares Repurchased	$0	$0	$0	$0	$1,932
Weighted Average Common Shares Outstanding	35.5	32.9	32.7	32.4	32.4
Effective Tax Rate Benefit (Expense)	25%	(9%)	87%	27%	43%

GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), the Company also provides certain non-GAAP financial measures. Non-GAAP gross margin excludes stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income (loss) exclude the effects of non-recurring items (including restructuring charges, severance payments, adjustments to contingent consideration related to acquisition, and expenses related to an arbitration proceeding for a disputed customer contract), write-down in value of property and equipment, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the non-cash portion of income taxes and tax impact of the CARES Act. These non-GAAP financial measures are used by management internally to measure the Company's profitability and performance. PDF Solutions' management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company's ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Management uses these non-GAAP financial measures internally to measure profitability and performance; these non-GAAP measures are presented here to give investors an opportunity to see the Company's financial results as viewed by management. A detailed reconciliation of the adjustments made to comparable GAAP measures is included herein.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(in thousands, except for shares and per share amounts)

	Q3'20	Q2'20	Q1'20	Q4'19	Q3'19
GAAP net loss	$ (2,734)	$ (3,652)	$ (528)	$ (1,330)	$ (687)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):					
Stock-based compensation expense	3,130	2,978	3,368	2,782	2,732
Amortization of acquired technology	144	143	144	143	144
Amortization of other acquired intangible assets	174	174	173	173	174
Expenses of arbitration (1)	366	363	101	—	—
Write-down in value of property and equipment	—	311	—	—	—
Adjustment to contingent consideration related to acquisition	—	—	—	—	30
Tax impact of adjustments	(955)	167	(1,143)	(700)	(805)
Tax impact of the CARES Act (2)	—	—	(2,261)	—	—
Non-GAAP net income (loss)	$ 125	$ 484	$ (146)	$ 1,068	$ 1,588
GAAP net loss per diluted share	$ (0.08)	$ (0.11)	$ (0.02)	$ (0.04)	$ (0.02)
Non-GAAP net income (loss) per diluted share	$ 0.00	$ 0.01	$ (0.00)	$ 0.03	$ 0.05
Shares used in diluted shares calculation	36,661	33,874	32,703	33,414	32,997

(1) Represents the expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.

(2) Represents the discrete tax benefit recognized from the carryback of net operating losses (NOLs) under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") enacted in March 2020. The Company does not have any NOLs on a non-GAAP basis and, therefore, it did not recognize this discrete tax benefit in calculating its non-GAAP tax expense and net income (loss).

Reconciliation of GAAP to Non-GAAP Spending by Function

(in thousands)

	Q3'20	Q2'20	Q1'20	Q4'19	Q3'19
Cost of Revenue - GAAP	**$ 9,493**	**$ 8,946**	**$ 8,487**	**$ 9,059**	**$ 8,715**
Adjustments to reconcile GAAP Cost of Revenue to non-GAAP Cost of Revenue:					
Stock-based compensation expense	(790)	(883)	(909)	(782)	(745)
Amortization of acquired technology	(144)	(143)	(144)	(143)	(144)
Cost of Revenue - Non-GAAP	**$ 8,559**	**$ 7,920**	**$ 7,434**	**$ 8,134**	**$ 7,826**
Research & Development - GAAP	**$ 8,328**	**$ 7,754**	**$ 8,590**	**$ 8,754**	**$ 8,435**
Adjustments to reconcile GAAP R&D to non-GAAP R&D:					
Stock-based compensation expense	(1,148)	(1,010)	(1,455)	(1,083)	(1,062)
Write-down in value of property and equipment	—	(149)	—	—	—
Adjustment to contingent consideration related to acquisition	—	—	—	—	(30)
Research & Development - Non-GAAP	**$ 7,180**	**$ 6,595**	**$ 7,135**	**$ 7,671**	**$ 7,343**
Selling, General, & Administrative - GAAP	**$ 8,420**	**$ 7,737**	**$ 7,895**	**$ 6,359**	**$ 5,990**
Adjustment to reconcile GAAP SG&A to non-GAAP SG&A:					
Stock-based compensation expense	(1,192)	(1,085)	(1,004)	(917)	(925)
Expenses of arbitration (1)	(366)	(363)	(101)	—	—
Write-down in value of property and equipment	—	(162)	—	—	—
Selling, General, & Administrative - Non-GAAP	**$ 6,862**	**$ 6,127**	**$ 6,790**	**$ 5,442**	**$ 5,065**

(1) Represents the expenses related to an arbitration proceeding over a disputed contract with a customer, which expenses are expected to continue until the arbitration is resolved.